UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 August 29, 2003
                Date of Report (Date of earliest event reported)

                        ASSOCIATED MATERIALS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                     000-24956                 75-1872487
(State or Other Jurisdiction       (Commission File             (IRS Employer
     of Incorporation)                  Number)              Identification No.)

                                 3773 State Road
                           Cuyahoga Falls, Ohio 44223
                    (Address of Principal Executive Offices)

                                 (330) 929-1811
              (Registrant's Telephone Number, Including Area Code)

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 29, 2003, Associated Materials Inc. ("Associated Materials") acquired all of the issued and outstanding shares of capital stock of Gentek Holdings, Inc. ("Gentek Holdings") and repaid all indebtedness of Gentek Holdings and its subsidiaries for an aggregate purchase price of approximately $118 million in cash, which includes an estimated working capital adjustment. The purchase price is subject to certain post-closing adjustments as well as customary transaction fees. As a result of the acquisition of Gentek Holdings, Associated Materials owns 100% of the capital stock of Gentek Holdings.

     The acquisition was completed pursuant to a Stock Purchase Agreement, dated as of July 31, 2003, by and between Associated Materials and Gentek Holdings, as amended as of August 29, 2003 (the "Stock Purchase Agreement").

     Associated Materials financed the transaction by amending and restating its existing $165 million credit facility, by adding a term loan facility to borrow up to an additional $113.5 million and expanding its revolving loan facility from $40 million to $70 million, including a new Canadian subfacility of $15 million (USD). UBS, Credit Suisse First Boston and CIBC World Markets arranged the new credit facility on substantially the same terms and conditions as Associated Material's existing credit facility.

     At the time of the acquisition, there was no material relationship between Gentek Holdings or Associated Materials, or any of its affiliates, directors, officers or associates.

     Gentek Holdings is the parent company of Gentek Building Products, Inc. and Gentek Building Products Limited (collectively, "Gentek"). Gentek manufactures and distributes vinyl, aluminum and steel siding and accessories and vinyl windows under the Revere(R) and Gentek(R) brand names. Associated Materials intends to maintain distinct separation of Gentek's brands from Associated Materials' Alside brand by continuing to offer differentiated product, sales and marketing support and intends to continue to use Gentek's assets in a similar manner as they were used by Gentek prior to the acquisition.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

     The financial statements required with respect to the transactions described in Item 2 above are not included in this Report and will be filed by amendment to this Form 8-K as soon as practicable, and in any event, within 60 days after the required filing date for this Form 8-K.

(b)  Pro Forma Financial Information

     The pro forma financial information required with respect to the transactions described in Item 2 above are not included in this Report and will be filed by amendment to this Form 8-K as soon as practicable, and in any event, within 60 days after the required filing date for this Form 8-K.

(c)  Exhibits

Exhibit
Number         Description of Document
-------        -----------------------

2.1 Stock Purchase Agreement, dated July 31, 2003, by and between Associated Materials Incorporated and Gentek Holdings, Inc. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on July 31, 2003).

2.2 Amendment No. 1 to the Stock Purchase Agreement, dated as of August 29, 2003, by and between Associated Materials Incorporated and Gentek Holdings, Inc.

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
                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ASSOCIATED MATERIALS INCORPORATED


Date:  September 12, 2003               By:   /s/ D. Keith LaVanway
                                           ------------------------------------
                                           D. Keith LaVanway
                                           Vice President, Chief Financial
                                           Officer, Treasurer and Secretary

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